INDEPENDENT AUDITORS' CONSENT

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-37204 of Certicom Corp. on Form S-8 of our report dated June 13, 2000, appearing in this Annual Report on Form 10-K of Certicom Corp. for the year ended April 30, 2000.


/s/ DELOITTE & TOUCHE LLP
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Chartered Accountants

Toronto, Ontario
July 28, 2000